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                                                                   EXHIBIT 99.3

                          EARLE M. JORGENSEN COMPANY

                               OFFER TO EXCHANGE

             All Outstanding 9 3/4% Senior Secured Notes Due 2012
                        ($250,000,000 Principal Amount)

                                      for

                     9 3/4% Senior Secured Notes Due 2012
                        ($250,000,000 Principal Amount)
          Which have been Registered under the Securities Act of 1933

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

   Enclosed for your consideration is a Prospectus dated       , 2002 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Earle M. Jorgensen Company (the "Company") to exchange up to $250,000,000 in aggregate principal amount of its 9 3/4% Senior Secured Notes due 2012 which have been registered under the Securities Act, as amended (the "Exchange Notes"), for up to $250,000,000 in aggregate principal amount of its outstanding 9 3/4% Senior Secured Notes due 2012 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended the ("Outstanding Notes").

   We are asking you to contact your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Outstanding Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Outstanding Notes, except as otherwise provided in the Prospectus and the Letter of Transmittal.

   Enclosed are copies of the following documents:

      1.  the Prospectus;

      2. a Letter of Transmittal for use in connection with the exchange of Outstanding Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Outstanding Notes);

      3. a form of letter that may be sent to your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

      4.  a Notice of Guaranteed Delivery;

      5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

      6.  a return envelope addressed to The Bank of New York, the Exchange
   Agent.

   Your prompt action is requested. The exchange offer will expire at 5:00
p.m., New York City time, on           , 2002, unless extended (the "Expiration
Date"). Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the expiration date.

   To tender Outstanding Notes, certificates for Outstanding Notes or a book-entry confirmation (see "Exchange Offer" in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof or electronic instructions

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sent to the Depository Trust Company, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

   Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address and phone number set forth in the Prospectus.

                                              Very truly yours,

                                              EARLE M. JORGENSEN COMPANY

   Nothing contained herein or in the enclosed documents shall constitute you or any other person as an agent of Earle M. Jorgensen Company or the Exchange Agent, or any affiliate thereof, or authorize you or any other person to make any statements or use any document on behalf of any of them with respect to the Exchange Offer, except for the enclosed documents and the statements expressly made in the Prospectus and the Letter Of Transmittal.

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